Exhibit 99.1

News Release For Immediate Release

Ontrak Announces 2023 First Quarter Financial Results

Henderson, NV – May 10, 2023 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth-enabled healthcare company, today reported its financial results for the first quarter ended March 31, 2023.

Management Commentary

"We continue to be encouraged by market feedback to our new modularized WholeHealth set of solutions. This, coupled with  improved cost controls and new expansion with existing customers, have us on good footing as we work hard to sign new customers and serve more members in need of our innovative behavioral health care offerings," commented Interim Chief Executive Officer, Brandon LaVerne.

First Quarter 2023 Financial Results Highlights

•Revenue for the first quarter of 2023 was $2.5 million, representing a 52% decrease compared to the same period in 2022.
•Operating loss for the first quarter of 2023 was $(7.2) million compared to an operating loss of $(13.1) million for the same period in 2022.

•Adjusted EBITDA for the first quarter of 2023 was $(5.4) million compared to adjusted EBITDA of $(9.2) million for the same period in 2022.
•Net loss for first quarter of 2023 was $(8.4) million, or a $(0.38) diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to net loss of $(14.6) million, or a $(0.81) diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends) for the same period in 2022.
•Non-GAAP net loss for first quarter of 2023 was $(7.7) million, or a $(0.35) non-GAAP diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends), compared to non-GAAP net loss of $(11.7) million, or a $(0.67) non-GAAP diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends) for the same period in 2022.
Adjusted EBITDA, non-GAAP net loss and non-GAAP diluted net loss per common share are non-GAAP financial measures. See our description and reconciliation of such non-GAAP measures at the end of this release.

First Quarter 2023 and Recent Operating Highlights

•Total enrolled members numbered 1,526 at the end of Q1 2023.
•In March 2023, as part of the Company’s continued cost saving measures and to reduce its operating costs and to help align with its previously stated strategic initiatives, the Company implemented additional headcount reductions wherein approximately 19% of the Company’s employee positions were eliminated, which is expected to result in a reduction of approximately $2.7 million of annual compensation costs.
•On March 2, 2023, Terren S. Peizer resigned as a member of the Board of Directors, as Chairman of the Board, as Executive Chairman, and as Chief Executive Officer of the Company, effective immediately. Mr. Peizer explained that his resignation was for the good of the Company and to minimize any distraction from the important work that the

Company does. The Company’s Board of Directors appointed Brandon H. LaVerne as Interim Chief Executive Officer and Mary Louise Osborne as President. Mr. LaVerne continues to serve as the Company’s Chief Operating Officer and Ms. Osbourne continues to serve as the Company’s Chief Commercial Officer.
•On March 9, 2023, the Company announced its partnership with Lyssn, an innovative software platform that uses AI and natural language processing to enhance communication and outcomes between healthcare professionals and their members. The partnership will provide the Company’s care coaches real-time analysis and feedback on the fidelity of Motivational Interviewing (MI) during coaching calls with members.
•On March 28, 2023, the Company announced with MyndYou, creators of an AI-powered Virtual Care Coordinator, that Ontrak will use MyndYou's MyEleanor, an AI-powered conversational platform, to engage with members, triage needs, and address issues pertaining to behavioral, medical, or social care needs. The announcement comes after a successful pilot program of Ontrak using MyEleanor in which approximately 38% of members contacted were re-engaged with Ontrak's evidence-based behavioral health coaching services.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future.

For the year ending December 31, 2023, the Company estimates revenue in the range of $12 to $14 million. The foregoing estimate is based on existing and currently planned enrollment launches, currently anticipated program expansions with current health plan partners, current expectations with the Company’s existing customers regarding outreach pool, budget considerations and timing of expansions.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by registering online for dial-in information or via live audio webcast at: https://ontrakhealth.com/investors/presentations-events. Participants interested in dialing in to the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call to obtain a unique pin for the call.

A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Ontrak, Inc.

Ontrak, Inc. is a leading AI and telehealth-enabled healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. Ontrak identifies, engages, activates and provides care pathways to treatment for the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. We engage individuals with anxiety, depression, substance use disorder and chronic disease through personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s integrated intervention platform uses AI, predictive analytics and digital interfaces combined with dozens of care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this press release and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words. Forward-looking statements may include, but are not limited to, the Company’s belief that its strategy will accelerate the Company’s return to growth, maximize the Company’s differentiated platform, and strengthen the Company’s position, the Company’s expectations regarding reductions in costs resulting from its cost saving measures, and the Company’s estimated revenue for 2023. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements, including, without limitation, risks related to: the Company’s ability to successfully execute on its strategy and business plan; the Company’s ability to increase its revenue and efficiently manage expenses and achieve profitability; the Company’s high customer concentration and the ability of its customers to terminate their contracts for convenience; the adequacy of the Company’s existing cash resources and anticipated capital commitments and future cash requirements to enable the Company to continue as a going concern; the Company’s ability to raise additional capital when needed; difficulty enrolling new members and maintaining existing members in the Company’s programs; the effectiveness of the Company’s treatment programs; lower than anticipated eligible members under the Company’s contracts; the Company’s dependence on key personnel and the Company’s ability to recruit and retain key personnel; the Company’s ability to maintain the listing of its stock on Nasdaq; the outcomes of ongoing legal proceedings brought by the U.S. Department of Justice and the Securities and Exchange Commission against the Company’s largest stockholder and former Chief Executive Officer and Chairman, and whether governmental authorities will institute separate investigations or proceedings against the Company and/or its current or former executives and/or directors; substantial regulation in the health care industry; changes in regulations or issuance of new regulations or interpretations; the Company’s limited operating history; difficulty in developing, exploiting and protecting proprietary technologies; business disruption and related risks resulting from the COVID-19; general economic conditions, nationally and globally, and their effect on the market for our service; intense competition and competitive pressures and trends in the Company’s industry and the Company’s ability to successfully compete; changes in laws, regulations, or policies; and risks related to the Company’s ability to realize the potential benefits of and to effectively integrate acquisitions. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Forward-looking statements are current only as of the date they are made and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, restructuring, severance and related costs, acquisition related costs, and loss (gain) on change in fair value of warrant liability and contingent liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, write-off of debt discount costs, restructuring, severance and related costs, acquisition related costs and loss (gain) on change in fair value of warrant liabilities and contingent liability. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. None of EBITDA, Adjusted EBITDA, Non-GAAP net loss or Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

See the Reconciliation of Non-GAAP Measures table at the end of this press release for a reconciliation of the Non-GAAP financial measures to U.S. GAAP financial measures.

Contact

For Investors:

Ryan Halsted
Gilmartin Group
investors@ontrakhealth.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$2,529	$5,258
Cost of revenue	847	2,846
Gross profit	1,682	2,412

Operating expenses:
Research and development	1,644	3,428
Sales and marketing	990	1,436
General and administrative	5,818	10,693
Restructuring, severance and related charges	457	—
Total operating expenses	8,909	15,557
Operating loss	(7,227)	(13,145)

Other income, net	291	—
Interest expense, net	(1,394)	(1,400)
Loss before income taxes	(8,330)	(14,545)
Income tax expense	(20)	(100)
Net loss	(8,350)	(14,645)
Dividends on preferred stock - declared and undeclared	(2,239)	(2,239)
Net loss attributable to common stockholders	$(10,589)	$(16,884)

Net loss per common share, basic and diluted	$(0.38)	$(0.81)

Weighted-average common shares outstanding, basic and diluted	28,115	20,723

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,		December 31,
	2023		2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$7,393		$5,032
Restricted cash - current	4,681		4,477
Receivables, net	695		973
Unbilled receivables	236		453
Deferred costs - current	160		156
Prepaid expenses and other current assets	2,288		3,168
Total current assets	15,453		14,259
Long-term assets:
Property and equipment, net	2,241		2,498
Restricted cash - long-term	—		204
Goodwill	5,713		5,713
Intangible assets, net	820		1,125
Other assets	381		1,326
Operating lease right-of-use assets	238		632
Total assets	$24,846		$25,757

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,706		$1,927
Accrued compensation and benefits	2,106		1,987
Deferred revenue	309		326
Current portion of operating lease liabilities	60		653
Other accrued liabilities	4,032		4,576
Total current liabilities	8,213	8213000	9,469
Long-term liabilities:
Long-term debt, net	9,804		10,065
Long-term operating lease liabilities	209		546
Total liabilities	18,226	18226000	20,080
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of March 31, 2023 and December 31, 2022	—		—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 29,320,248 and 27,167,479 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	3		3
Additional paid-in capital	457,708		448,415
Accumulated deficit	(451,091)		(442,741)
Total stockholders' equity	6,620		5,677
Total liabilities and stockholders' equity	$24,846		$25,757

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(8,350)	$(14,645)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	651	2,911
Paid-in-kind interest expense	848	—
Gain on termination of operating lease	(471)	—
Depreciation expense	295	651
Amortization expense	912	637
Change in fair value of warrant liability	19	—
401(k) employer match in common shares	—	202
Common stock issued for consulting services	—	102
Changes in operating assets and liabilities:
Receivables	278	163
Unbilled receivables	217	(933)
Prepaid expenses and other current assets	836	351
Accounts payable	(258)	789
Deferred revenue	(18)	47
Leases liabilities	(118)	124
Other accrued liabilities	206	(890)
Net cash used in operating activities	(4,953)	(10,491)

Cash flows from investing activities
Purchase of property and equipment	(25)	(255)
Net cash used in investing activities	(25)	(255)

Cash flows from financing activities
Proceeds from Keep Well Notes	8,000	—
Dividends paid	—	(2,239)
Repayments of 2024 Notes	—	(19,994)
Finance lease obligations	(50)	(84)
Financed insurance premium payments	(611)	(750)
Payment of taxes related to net-settled stock awards	—	(2)
Net cash provided by (used in) financing activities	7,339	(23,069)
Net change in cash and restricted cash	2,361	(33,815)
Cash and restricted cash at beginning of period	9,713	65,946
Cash and restricted cash at end of period	$12,074	$32,131

Supplemental disclosure of cash flow information:
Interest paid	$27	$1,181
Income taxes refunded, net	(72)	—
Non-cash financing and investing activities:
Warrants issued in connection with Keep Well Notes	$10,797	$—
Finance lease and accrued purchases of property and equipment	44	187
Common stock issued to settle contingent consideration	—	213

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2023	2022
Operating loss	$(7,227)	$(13,145)
Depreciation expense	295	651
Amortization expense (1)	391	395
EBITDA	(6,541)	(12,099)
Stock-based compensation expense	651	2,911
Restructuring, severance and related costs (2)	457	—
Adjusted EBITDA	$(5,433)	$(9,188)

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended March 31,
	2023	2022
Net loss	$(8,350)	$(14,645)
Stock-based compensation expense	651	2,911
Restructuring, severance and related costs (2)	457	—
Loss on change in fair value of warrant liability	19	—
Gain on termination of operating lease (3)	(471)	—
Non-GAAP net loss	(7,694)	(11,734)
Dividends on preferred stock - declared and undeclared	(2,239)	(2,239)
Non-GAAP net loss attributable to common stockholders	$(9,933)	$(13,973)

Net loss per common share - basic and diluted	$(0.38)	$(0.81)
Non-GAAP net loss per common share - basic and diluted	(0.35)	(0.67)
Weighted-average common shares outstanding - basic and diluted	28,115	20,723
_______________________
(1) Relates to operating and financing ROU assets and acquired intangible assets.
(2) Includes one-time severance and related benefit costs related to a reduction in workforce announced in March 2023 as part of Company's continued cost savings measure.
(3) Represents gain realized on derecognition of ROU operating asset and related lease liability due to early termination of the lease of the office space located in Santa Monica, CA.